CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264359 on Form S-6 of our report dated May 16, 2022, relating to the financial statement of FT 10071, comprising UBS Yield at a Reasonable Price: Equity Advisory Group 2022, Series 2, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 16, 2022